UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 10, 2005


                                West Marine, Inc.

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             (Exact name of registrant as specified in its charter)



       Delaware                      0-22512                 77-0355502

   -----------------             ---------------         ------------------
   (State or other                (Commission           (I.R.S. Employer
    jurisdiction of                File Number)          Identification No.)
    incorporation)



                500 Westridge Drive Watsonville, California 95076

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          (Address of Principal Executive Offices, Including Zip Code)



                                 (831) 728-2700

                             -----------------------

              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 10, 2005, Richard Everett, West Marine's President and Chief Operating Officer, advised Peter Harris, West Marine's Chief Executive Officer, that he would be leaving the company to pursue other interests and would resign as a director of West Marine effective as of that day. West Marine issued a press release announcing Mr. Everett's departure on June 14, 2005, and a copy of this press release is attached hereto as Exhibit 99.1. In connection with Mr. Everett's departure, Peter Harris was given the additional title of President of West Marine.

Item 9.01.     Financial Statements and Exhibits.

              (a)   Not Applicable.

              (b)   Not Applicable.

              (c)   Exhibits:

              99.1     Press Release dated June 14, 2005



                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WEST MARINE, INC.




Date:  June 16, 2005                  By:  /s/ Eric Nelson
                                           ------------------------------
                                           Eric Nelson
                                           Senior Vice President and
                                           Chief Financial Officer

                                                                  Exhibit 99.1


Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489
Russell Solt, Director of Investor Relations
(831) 761-4229


               West Marine Announces Departure of COO & President

WATSONVILLE, CA, June 14, 2005 - West Marine, Inc. (Nasdaq: WMAR) announced today that President and Chief Operating Officer Richard Everett is resigning to pursue his other interests. In addition, Mr. Everett is resigning from the Company's board of directors. Mr. Everett will remain with West Marine for an extended period to assure a smooth transition. Chief Executive Officer Peter Harris will assume the additional title of President and Mr. Everett's duties will be assumed by other senior executives. "I have enjoyed my nearly 25 years at West Marine, helping to build a strong company with a dedicated and professional team of associates focused on excellent customer service. I am confident that the Company will continue to achieve growth and success under its current leadership. I am committed to assisting West Marine with any services that may be necessary to ensure a smooth transition of my responsibilities," said Mr. Everett. "I would like to thank Rich for his enormous contribution to West Marine over the past 25 years," said Mr. Harris. "Rich has been an integral part of building the Company into what it is today. He has seen us through tremendous growth, including two major acquisitions, international expansion into Canada and numerous new store openings. We appreciate his commitment and efforts over these many years and we wish him all the best of continued success."


About West Marine

West Marine is one of the largest boating supplies retailers in the world.
We have three divisions - Stores, Port Supply (wholesale) and Direct Sales (catalog and Internet) - all of which sell aftermarket recreational boating supplies directly to customers. At the end of the first quarter of 2005, we offered our products through 383 stores in 38 states, Puerto Rico and Canada; on the Internet (www.westmarine.com and www.boatus-store.com); and through catalogs. Also, we are engaged, through our Port Supply division, our stores and on the Internet (www.portsupply.com), in the wholesale distribution of products to commercial customers and other retailers.



Special Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, statements that relate to West Marine's future plans, expectations, objectives, performance and similar projections, as well as facts and assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risks and uncertainties include the Company's ability to increase sales at its existing stores and expand through the opening of new stores, competitive pricing pressures, inventory management and shrink issues, the market share erosion faced by the Company's Direct Sales division as West
Marine and its competitors open new stores, the level of consumer spending on recreational water sports and boating supplies, and fluctuations in fuel prices. The Company's operations could be adversely affected if unseasonably cold weather, prolonged winter conditions, natural disasters, such as hurricanes, or extraordinary amounts of rainfall occur during the peak boating season in the second and third quarters, and other risk factors described from time to time in filings with the Securities and Exchange Commission, including West Marine's quarterly report on Form 10-Q for the period ended April 2, 2005. West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.